                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         REGIONS FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(Regions Logo)

                         REGIONS FINANCIAL CORPORATION
                             POST OFFICE BOX 10247
                         BIRMINGHAM, ALABAMA 35202-0247
                             TELEPHONE 205 944-1300

To the Stockholders:

     You are cordially invited to attend the thirtieth annual meeting of the stockholders of Regions Financial Corporation to be held at 10:00 a.m. local time, on May 16, 2001, at the Peabody Hotel, 149 Union Avenue, Memphis, Tennessee.

     We hope you will plan to attend the stockholders' meeting. However, in order that we may be assured of a quorum, we urge you to sign and return the enclosed proxy in the postage-paid envelope provided as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may withdraw your proxy.

     A reception and coffee will be held from 9:00 a.m. until 10:00 a.m., in the Continental Ballroom at the Peabody Hotel. We hope you will find it convenient to come early enough to enjoy this social time prior to the stockholders' meeting.

                                              /s/ J. Stanley Mackin

                                              J. Stanley Mackin
                                              Chairman of the Board

April 10, 2001

                         REGIONS FINANCIAL CORPORATION
                             POST OFFICE BOX 10247
                         BIRMINGHAM, ALABAMA 35202-0247
                             TELEPHONE 205 944-1300
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held May 16, 2001
                             ---------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Regions Financial Corporation (Regions or Company), a Delaware corporation, will be held at the Peabody Hotel, 149 Union Avenue, Memphis, Tennessee, on Wednesday, May 16, 2001, at 10:00 a.m. local time, for the purpose of considering and acting on the following:

          1. To elect the four nominees named in the Proxy Statement as directors to serve for three year terms or until their successors have been elected and qualified.

          2. Proposal to approve an amendment to the 1999 Long Term Incentive Plan.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 4, 2001, are entitled to receive notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the main office of Regions Bank, 417 North 20th Street, Birmingham, Alabama. Stockholders are invited to attend the meeting in person.

     Please sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid envelope whether or not you plan to attend the meeting in person. In the alternative, you may vote your shares by telephone or via the Internet. Instructions are included with the proxy card. If you attend the annual meeting, you may vote in person if you wish, even if you previously have returned your proxy card or voted by telephone or on the Internet. The proxy may be revoked at any time prior to its exercise.

                                          By Order of the Board of Directors

                                          /s/ SAMUEL E. UPCHURCH, JR.

                                          Samuel E. Upchurch, Jr.
                                          Corporate Secretary

April 10, 2001

                         REGIONS FINANCIAL CORPORATION
                             POST OFFICE BOX 10247
                         BIRMINGHAM, ALABAMA 35202-0247
                             TELEPHONE 205 944-1300

                             ---------------------

                                PROXY STATEMENT
                    FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

     Regions Financial Corporation (Regions or the Company) is furnishing this Proxy Statement to the stockholders in connection with the 2001 annual meeting of stockholders to be held on Wednesday, May 16, 2001, at 10:00 a.m. local time at the Peabody Hotel, 149 Union Avenue, Memphis, Tennessee, and at any adjournment thereof. The matters to be considered and acted upon are (1) the election of four nominees as directors of the corporation, (2) proposal to approve an amendment to the 1999 Long Term Incentive Plan, and (3) such other business as may properly come before the meeting.

     The enclosed proxy is solicited on behalf of the board of directors of Regions and is revocable by the stockholder at any time prior to the voting of such proxy. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with instructions, if any.

     Participants in Regions' Dividend Reinvestment Plan, Directors' Stock Incentive Plan, and 401(k) Plan will note that shares held by the administrator for such plans are shown on the enclosed proxy card in addition to shares held directly by the stockholder in certificate form. Participants in these plans can vote all of their shares, including shares held in these plans, by signing and returning the proxy card or by voting by telephone or on the Internet.

     The annual report of Regions Financial Corporation for the year 2000, including financial statements, has been mailed to all stockholders. Such report and financial statements are not a part of this proxy statement except as specifically incorporated herein.

              The date of this proxy statement is April 10, 2001.

               SOLICITATION, VOTING, AND REVOCABILITY OF PROXIES

     This is the first mailing of proxy solicitation materials to stockholders. Regions will solicit proxies by mail and also may solicit proxies by telephone or telegram or in person by the directors, officers, and employees of Regions, who will receive no additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their out-of-pocket expenses. Regions has retained D.F. King & Co., Inc. to assist in the solicitation of proxies. It is anticipated that the fee of such firm will not exceed $7,000 plus reasonable out-of-pocket costs and expenses authorized by Regions.

     Stockholders are urged to sign and date the enclosed proxy card and return it as promptly as possible in the envelope enclosed for that purpose. Stockholders of record can also give proxies by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate Regions stockholders' identities, to allow Regions stockholders to give their voting instructions, and to confirm that Regions stockholders' instructions have been recorded properly. Regions has been advised by counsel that the procedures that have been put in place for telephone and Internet voting are consistent with the requirements of applicable law. Stockholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk a stockholder's vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

     Any Regions stockholder who has delivered a proxy or voted by telephone or the Internet may revoke it at any time before it is voted by giving notice of revocation in writing or submitting to Regions a signed proxy card bearing a later date, provided that such notice or proxy card is actually received by Regions before the vote of stockholders or in open meeting prior to the taking of stockholder vote at the Regions annual meeting. Any notice of revocation should be sent to Regions Financial Corporation, 417 North 20th Street, Birmingham, Alabama 35203; Attention: Samuel E. Upchurch, Jr., Corporate Secretary. A proxy will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the vote, notice of such death or incapacity is filed with the Corporate Secretary.

     The shares of Regions Common Stock represented by properly executed proxies received at or prior to the annual meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted for the election of the four nominees for director named in this proxy statement, for the proposal to amend the 1999 Long Term Incentive Plan, and in the discretion of the proxy holder as to any other matters that properly may come before the annual meeting. If necessary, and unless contrary instructions are given, the proxy holder also may vote in favor of a proposal to adjourn the annual meeting to permit further solicitation of proxies in order to obtain sufficient votes to approve the matters presented or any other matter that properly comes before the annual meeting. Proxies representing shares which were voted against any of the matters presented will not be voted in favor of any proposal to adjourn the annual meeting.

     Please note that the procedures for voting by telephone or over the Internet differ depending on whether Regions shares are held in your own name or are held for you in a nominee or brokerage account ("street" name).

For Regions shares held in your name:

     Any Regions stockholder of record desiring to vote by telephone or over the Internet will be required to enter the unique control number imprinted on such holder's Regions proxy card, and therefore should have the proxy card in hand when initiating the session.

     - To vote by telephone, dial 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone, and follow the simple menu instructions provided. There is no charge for this call.

     - To vote over the Internet, log on to the website http://www.eproxyvote.com/rgbk and follow the simple instructions provided. Similar instructions are included on the enclosed Regions proxy card.

For Regions shares held in nominee accounts ("street" name):

     A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different than the program for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form. Votes submitted via the Internet through the ADP program must be received by May 15, 2001. The giving of such proxy will not affect your right to vote in person should you decide to attend the annual meeting.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of April 4, 2001, Regions had issued and outstanding 228,523,333 shares of common stock, none of which were held as treasury stock. Stockholders are entitled to one vote for each share on all matters to come before the meeting. Only stockholders of record at the close of business on April 4, 2001, will be entitled to vote at the meeting or any adjournment thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of December 31, 2000, all Regions' affiliate banks beneficially held in a fiduciary capacity for others under numerous trust relationships, 11,805,008 shares or 5.37% of Regions' outstanding common stock. Regions' affiliate bank trust departments have sole voting power with respect to 11,044,703 of these shares or 5.03%, shared voting power with respect to 50,903 of these shares, sole dispositive power with respect to 4,440,942 of these shares and shared dispositive power with respect to 1,954,171 of these shares. No other entity is known to the Company to be the beneficial owner of more than five percent of any class of voting securities.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     No director or nominee for director is deemed to own beneficially 1% or more of Regions' common stock as of April 4, 2001. All directors and executive officers of Regions, as a group, own beneficially a total of 4,835,262 shares (which includes 2,053,108 shares that are the subject of presently exercisable options) or 2.10% of the Company's outstanding common stock. Information with respect to beneficial ownership is based upon information furnished by each officer, director or nominee, or contained in filings made with the Securities and Exchange Commission.

     The following table presents information concerning the beneficial ownership of Regions' common stock by certain of its executive officers at April 4, 2001. For beneficial ownership information of each director, see "Election of Directors."

                                                                        REGIONS STOCK BENEFICIALLY OWNED
                                                                        ---------------------------------
NAME AND ADDRESS                                     TITLE OF CLASS     NO. OF SHARES(1)      % OF CLASS
----------------                                     --------------     -----------------     -----------
Carl E. Jones, Jr................................        Common              701,965              .31%
  Birmingham, Alabama
Richard D. Horsley...............................        Common              514,420              .22
  Birmingham, Alabama
John I. Fleischauer, Jr..........................        Common              120,512              .05
  Little Rock, Arkansas
Wilbur B. Hufham
  Montgomery, Alabama............................        Common              434,841              .19
Peter D. Miller..................................        Common              343,653              .15
  Gainesville, Georgia

---------------

(1) The amounts shown represent the total shares beneficially owned by such individuals, restricted shares (40,641 for Mr. Jones, 17,820 for Mr. Horsley, 25,070 for Mr. Fleischauer, 17,820 for Mr. Hufham, and 15,000 for Mr. Miller) and shares which are issuable upon the exercise of all stock options which are currently exercisable and exercisable within 60 days. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Jones, 267,359; Mr. Horsley, 228,328; Mr. Fleischauer, 93,804; Mr. Hufham, 240,704; and Mr. Miller 198,386.

     No change in control of Regions has occurred since January 1, 2000, and no arrangements are known to Regions which may at a later date result in a change in control of the Company.

                             ELECTION OF DIRECTORS

     Regions recommends that the board of directors for the ensuing year shall consist of thirteen directors, and further recommends the election of Carl E. Jones, Jr., Michael W. Murphy, Henry E. Simpson, and John H. Watson as directors, to hold office for a term of three years expiring with the annual meeting of stockholders to be held in 2004 or until their successors are elected and qualified. The proxy will be voted FOR the nominees, unless otherwise directed. If any nominee is not available for election, the proxies will be voted for such substitute nominee as the board of directors may designate. Regions has no reason to believe that any substitute nominee or nominees will be required. The proxies will not be voted for more than four nominees.

INFORMATION ON DIRECTORS

     The following table indicates the age, residence, principal occupation or employment for the last five years of each nominee and director whose term of office continues after the meeting, position and offices held with Regions or its subsidiaries, the year the director was first elected, and the number of shares of common stock of the Company beneficially owned at April 4, 2001.

                                                                                         YEAR       NUMBER OF SHARES BENEFICIALLY
                            PRESENT OCCUPATION         POSITION AND          YEAR       TERM OF        OWNED AT APRIL 4, 2001
    NAME OF NOMINEE           AND PRINCIPAL          OFFICES HELD WITH       FIRST      OFFICE    ---------------------------------
      OR DIRECTOR,            OCCUPATION FOR            REGIONS AND         ELECTED      WILL                    (2)       PERCENT
   RESIDENCE, AND AGE        LAST FIVE YEARS           SUBSIDIARIES       AS DIRECTOR   EXPIRE    DIRECTLY    INDIRECTLY   OF CLASS
   ------------------    ------------------------  ---------------------  -----------   -------   --------    ----------   --------
Sheila S. Blair          Retired, formerly         Director, Regions         1989        2002     104,593       17,048      .05%
  Birmingham,            Executive Director, The
  Alabama                Greater Birmingham
  66                     Foundation (Community
                         foundation)
James B. Boone, Jr.      Chairman of the Board,    Director, Regions         1985        2003      28,959       11,733       .02
  Tuscaloosa,            Boone Newspapers, Inc.
  Alabama                (Newspaper publishing,
  65                     management and
                         ownership)
James S.M. French        Chairman and President,   Director, Regions         1986        2003      28,328      103,696       .06
  Birmingham,            Dunn Investment Co.
  Alabama                (Construction,
  61                     construction materials,
                         investments)
Richard D. Horsley       Vice Chairman of the      Director, Regions;        1982        2003     514,420(3)        --       .22
  Birmingham,            Board and Executive       Director, Regions
  Alabama                Financial Officer,        Bank, Regions Agency,
  58                     Regions and Regions Bank  Inc., Regions
                                                   Mortgage, Inc.,
                                                   Regions Life
                                                   Insurance Company,
                                                   Regions Asset
                                                   Management Co., Inc.
                                                   Ramco-FL Holding,
                                                   Inc., EFC Holdings
                                                   Corporation, and
                                                   Regions Interstate
                                                   Billing Service, Inc.
Carl E. Jones, Jr.(1)    President and Chief       Director, Regions;        1997        2001     663,571(3)    38,394       .31
  Birmingham,            Executive Officer,        Director, Regions
  Alabama                Regions and Regions       Bank, Regions
  60                     Bank, formerly Regional   Mortgage, Inc.,
                         President, Regions        Regions Interstate
                                                   Billing Service,
                                                   Inc., and EFC
                                                   Holdings Corporation

                                                                                         YEAR       NUMBER OF SHARES BENEFICIALLY
                            PRESENT OCCUPATION         POSITION AND          YEAR       TERM OF        OWNED AT APRIL 4, 2001
    NAME OF NOMINEE           AND PRINCIPAL          OFFICES HELD WITH       FIRST      OFFICE    ---------------------------------
      OR DIRECTOR,            OCCUPATION FOR            REGIONS AND         ELECTED      WILL                    (2)       PERCENT
   RESIDENCE, AND AGE        LAST FIVE YEARS           SUBSIDIARIES       AS DIRECTOR   EXPIRE    DIRECTLY    INDIRECTLY   OF CLASS
   ------------------    ------------------------  ---------------------  -----------   -------   --------    ----------   --------
Olin B. King             Chairman and CEO, SCI     Director, Regions         1984        2002      25,989           --       .01
  Huntsville,            Systems, Inc.
  Alabama                (Diversified electronics
  67                     manufacturer)
Michael W. Murphy(1)     President, Marmick Oil    Director, Regions         1998        2001          --        3,639       .00%
  El Dorado,             Company (Oil and gas
  Arkansas               exploration and
  53                     production)
Henry E. Simpson(1)      Attorney, Lange,          Director, Regions         1973        2001     147,142       50,644       .09
  Birmingham,            Simpson, Robinson &
  Alabama                Somerville LLP
  66
W. Woodrow Stewart       Attorney, Stewart,        Director, Regions         1999        2003      12,407           --       .01
  Gainesville,           Melvin & Frost
  Georgia
  62
Lee J. Styslinger, Jr.   Chairman, ALTEC           Director, Regions         1985        2002     114,052           --       .05
  Birmingham,            Industries, Inc.
  Alabama                (Manufacturer of mobile
  67                     utility equipment)
John H. Watson(1)        Chairman, Smith, Inc.     Director, Regions         1999        2001     168,605        8,778       .08
  Dothan,                (Heating and air
  Alabama                conditioning)
  63
C. Kemmons Wilson, Jr.   Chairman, Wilson Hotel    Director, Regions         1999        2002     187,463           --       .08
  Memphis,               Management Co., Inc.
  Tennessee              (Hotel management and
  54                     franchising)

---------------

(1) Nominee for election at 2001 stockholders' meeting.
(2) Indirect beneficial ownership includes shares, if any, (a) owned as trustee in which the director or any member of his/her immediate family has a beneficial interest, or (b) held in a trust in which the director has a beneficial interest, or (c) owned and traded in the name of the spouse, minor children or other relative of the director living in his/her home, or
    (d) owned by a corporation, partnership or other legal organization in which the director has a substantial beneficial interest.
(3) Includes 267,359 shares for Mr. Jones and 228,328 shares for Mr. Horsley that are the subject of presently exercisable options.

     In connection with its recent acquisition of Morgan Keegan, Inc., Regions has agreed that Allen B. Morgan, Jr. will become a director of Regions. It is anticipated that the board of directors, at its regular April board meeting, will appoint Mr. Morgan as a director with a term expiring in 2002. Mr. Morgan is chairman and chief executive officer of Morgan, Keegan & Company, Inc., which is now a Regions subsidiary as a result of the Morgan Keegan acquisition, and he was previously chairman and chief executive officer of Morgan Keegan, Inc.

     J. Stanley Mackin, chairman and former chief executive officer of Regions, will retire as chairman and director on the date of the annual meeting. After Mr. Morgan becomes a director and Mr. Mackin retires, Regions will have 13 directors.

     Of the directors or nominees for director, none is a "control person" of the Company by virtue of stock ownership. The only persons who might be considered "control persons" of the Company are Carl E. Jones, Jr., President and Chief Executive Officer and Richard D. Horsley, Vice Chairman and Executive Financial Officer, who gain any control they may exercise by virtue of office.

     Of the nominees and directors listed above, four also serve as directors of other companies with a class of securities registered under the Securities Exchange Act of 1934. James S. M. French serves as a director of Energen Corporation, Hilb, Rogal and Hamilton Company, and Protective Life Corporation; Olin B. King serves as a director of SCI Systems, Inc.; Michael W. Murphy as a director of Murphy Oil Company, and Lee J. Styslinger, Jr. serves as a director of The Mead Corporation.

THE BOARD AND COMMITTEES OF THE BOARD

     Regions held nine directors' meetings during 2000. All directors attended at least 75% of the aggregate of the meetings held by the board and by committees of which they were members, except Michael W. Murphy, who attended 46% of such meetings. Among other board committees, Regions has an audit committee and a compensation committee that meet as needed. While Regions has no nominating committee designated as such, the functions of a nominating committee are performed by the personnel committee.

     Audit Committee. The Audit Committee, which held four meetings in 2000, consists of Sheila S. Blair (Chairman), Henry E. Simpson, and Lee J. Styslinger, Jr. Committee members satisfy the independence requirements of both the Nasdaq listing criteria and the Company's audit committee charter. Duties of the Committee include reviewing with the Company's independent auditors, Ernst & Young LLP, the planning and results of the auditing engagement, reviewing the activities and recommendations of the Company's internal auditors, and reviewing the adequacy of internal accounting controls. Additional information regarding the functions performed by the Committee and its membership is set forth in the "Report of Audit Committee," included immediately below. The Committee is governed by the Company's audit committee charter included as Appendix A to this proxy statement.

                             AUDIT COMMITTEE REPORT

     Regions' audited financial statements at and for the three year period ended December 31, 2000, are included in Regions Annual Report on Form 10-K for the fiscal year 2000. Regions, acting through its management and board of directors, has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting controls. Ernst & Young LLP, independent auditors engaged by Regions, are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The Audit Committee oversees Regions' financial reporting process on behalf of the board of directors. In fulfilling its oversight responsibilities, the Committee has reviewed the audited financial statements with Regions' management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee has reviewed with Ernst & Young LLP their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States.

     The Audit Committee has discussed with Ernst & Young LLP their independence in relation to Regions and Regions' management, including the matters addressed in the written disclosures provided to Regions by Ernst & Young, as required by the Independence Standards Board, the standard-setting body governing the independence of auditors in relation to their public company clients. Fees for the last annual audit were $719,000 and all other fees were $3.0 million, including audit related services of $877,000 and non-audit services of $2.1 million. Audit related services include fees for statutory audits, employee benefit plan audits, FDICIA reviews, SAS-70 reviews, and SEC registration statements. The Committee has considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining their independence.

     The Audit Committee has discussed with the Company's internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Committee regularly meets with Regions' internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal accounting and financial reporting controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

          Sheila S. Blair
          Henry E. Simpson
          Lee J. Styslinger, Jr.

     Compensation Committee. The compensation committee, which held three meetings during 2000, consists of Lee J. Styslinger, Jr. (Chairman), Sheila S. Blair, and C. Kemmons Wilson, Jr.

     The role of the compensation committee is to establish and monitor compensation issues within the broad area of human resources management. The compensation committee exercises administrative responsibility in working with Company management on the development and clarification of the Company's compensation philosophy, articulating reasons behind design of the Company's pay and benefits programs and their relationship to corporate objectives and competitive practices.

     The functions of the compensation committee are recommending to the board the compensation arrangements for executive management, approving compensation arrangements for senior company officers, making recommendations to the board concerning compensation plans in which officers are eligible to participate and recommending to the board the establishment of or changes in benefit plans in which officers are eligible to participate, and recommending to the board the establishment of or changes in benefit plans in which officers and employees participate (including the authority to make amendments to tax-qualified plans in which officers participate).

     In discharging its responsibility, the compensation committee has, from time to time, used the services of compensation consultants for guidance with respect to competitive data and practices of other banks.

SECTION 16 TRANSACTIONS

     Section 16(a) of the Securities Exchange Act of 1934 requires Regions' executive officers and directors to file reports of ownership and changes in ownership of Regions' stock with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish Regions with copies of all Section 16(a) forms they file.

     Based on a review of the forms filed during 2000, Regions believes that its executive officers and directors complied with all applicable filing requirements.

                 EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

     The following table is a summary of certain information concerning the compensation earned by Regions' chief executive officer and each of the other four most highly compensated executive officers during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                     ----------------------------------   ---------------------------------
                                                                                 AWARDS           PAYOUTS
                                                              OTHER       --------------------   ----------       ALL
                                                              ANNUAL      RESTRICTED    STOCK       LTIP         OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS     COMPENSATION    STOCK(1)    OPTIONS    PAYOUTS     COMPENSATION
---------------------------   ----   --------   --------   ------------   ----------   -------   ----------   ------------
Carl E. Jones, Jr...........  2000   $650,000   $459,225        0         $  703,281   100,000   $  115,000     $ 82,135(2)
  President and Chief         1999    650,000    184,860        0                  0    33,750      384,688       74,741
  Executive Officer           1998    500,000    356,175        0                  0    33,750    1,054,688       72,778
Richard D. Horsley..........  2000    326,999    206,473        0            301,406    60,000      115,000      105,547(3)
  Vice Chairman and           1999    317,000     67,616        0                  0    26,250      384,688       95,032
  Executive Financial
    Officer                   1998    299,667    149,427        0                  0    26,250    1,054,688       86,666
John I. Fleischauer,
  Jr.(4)....................  2000    302,702    127,000        0            301,406    60,000            0       18,591(5)
  Regional President          1999    282,703    108,762        0                  0    18,804            0            0
                              1998    100,074    109,954        0          1,249,939    15,000            0        5,943(6)
Wilbur B. Hufham............  2000    279,999    140,063        0            301,406    60,000      115,000       98,987(7)
  Regional President          1999    250,000     89,388        0                  0    26,250      384,688       95,243
                              1998    240,000    125,264        0                  0    26,250    1,054,688       83,793
Peter D. Miller.............  2000    280,000    135,303        0            301,406    60,000      230,000       17,143(8)
  Regional President          1999    240,000     87,106        0                  0    26,250            0       18,707
                              1998    240,000    121,067        0                  0    26,250            0       24,000

---------------

(1) The Terms of the Restricted Stock awards are determined by the compensation committee. Under the terms of the currently outstanding Restricted Stock awards, the named executives must remain employed with Regions for the duration of the restrictive period at the same or higher level in order for the shares to be released. During the restriction period, the named executive is eligible to receive dividends and exercise voting privileges on such restricted shares. If any of the restrictions are removed at the discretion of the compensation committee, the named executive officer will receive a stock certificate for some percentage or all of the awarded restricted shares. The restricted shares are not transferable by the named executive during the restriction period. The compensation committee has the discretion to modify the terms of the Restricted Stock awards. The restriction period for restricted stock awarded prior to 2000 is five years from the date of grant. The restrictive period for the restricted stock awarded in 2000 is seven years from the date of grant, but the restrictions will automatically lapse sooner if specified performance criteria are met. The performance criteria relate to total stockholder return objectives relative to a group of peer institutions. At December 31, 2000, Mr. Jones had 40,641 shares of Restricted Stock with a fair market value of $1,120,472, Mr. Horsley had 17,820 shares of Restricted Stock with a fair market value of $491,297, Mr. Fleischauer had 25,070 shares of Restricted Stock with a fair market value of $691,180, Mr. Hufham had 17,820 shares of Restricted Stock with a fair market value of $491,297, and Mr. Miller had 15,000 shares of Restricted Stock with a fair market value of $413,550.
(2) Includes $1,701 allocated to Mr. Jones in 2000 under the Employee Stock Ownership Plan; $15,311 allocated to Mr. Jones in 2000 under the profit sharing plan; and $65,123 representing the estimated term component of the premium paid and the estimated interest cost to Regions in 2000 resulting from premium payments for a life insurance benefit plan for Mr. Jones. This plan serves as an offset to an existing supplemental retirement plan.
(3) Includes $1,701 allocated to Mr. Horsley in 2000 under the Employee Stock Ownership Plan; $15,311 allocated to Mr. Horsley in 2000 under the profit sharing plan; and $88,535 representing the estimated term component of the premium paid and the estimated interest cost to Regions in 2000 resulting from premium payments for a life insurance benefit plan for Mr. Horsley. This plan serves as an offset to an existing supplemental retirement plan.
(4) Mr. Fleischauer became employed by Regions on July 31, 1998; all amounts were accrued and paid after that date.
(5) Includes $1,701 allocated to Mr. Fleischauer in 2000 under the Employee Stock Ownership Plan and $16,890 allocated to Mr. Fleischauer in 2000 under the profit sharing plan.
(6) Includes amounts allocated to Mr. Fleischauer for 1998 under two First Commercial Corporation deferred compensation plans continued by Regions after July 31, 1998.
(7) Includes $1,701 allocated to Mr. Hufham in 2000 under the Employee Stock Ownership Plan; $16,845 allocated to Mr. Hufham in 2000 under the profit sharing plan; and $80,441 representing the estimated term component of the premium paid and the estimated interest cost to Regions in 2000 resulting from premium payments for a life insurance benefit plan for Mr. Hufham. This plan serves as an offset to an existing supplemental retirement plan.
(8) Includes $1,701 allocated to Mr. Miller in 2000 under the Employee Stock Ownership Plan and $15,442 allocated to Mr. Miller in 2000 under the profit sharing plan.

STOCK OPTIONS

     The following table presents information concerning individual grants of options to purchase Regions' common stock made during 2000 to the named executive officers.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                NUMBER OF              % OF TOTAL         EXERCISE
                          SECURITIES UNDERLYING     OPTIONS GRANTED         PRICE                           GRANT DATE
NAME                         OPTIONS GRANTED      TO EMPLOYEES IN 2000   (PER SHARE)   EXPIRATION DATE   PRESENT VALUE(1)
----                      ---------------------   --------------------   -----------   ---------------   ----------------
Carl E. Jones, Jr. .....         100,000                  4.4%             $20.09      March 15, 2010        $383,202
Richard D. Horsley......          60,000                  2.6               20.09      March 15, 2010         230,195
John I. Fleischauer,
  Jr. ..................          60,000                  2.6               20.09      March 15, 2010         230,195
Wilbur B. Hufham........          60,000                  2.6               20.09      March 15, 2010         230,195
Peter D. Miller.........          60,000                  2.6               20.09      March 15, 2010         230,195

---------------

(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize depends on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on the assumptions of expected stock price volatility of .222, risk-free rate of return of 4.99%, dividend yield of 3.9% and expected time to exercise of 5 years.
(2) All options become exercisable 12 months after the date of grant, except that exercisability is delayed for an additional 12 months to the extent the value of incentive stock options (determined as of the date of grant) first exercisable in a calendar year exceeds $100,000 as to any recipient.

     The following table presents information concerning exercises of stock options to purchase Regions' common stock during 2000 and the number and value of unexercised options and stock appreciation rights (SAR) held by the named executive officers.

                    AGGREGATED OPTION/SAR EXERCISES IN 2000

                                                              NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED      IN-THE-MONEY
                                                                  OPTIONS/SARS           OPTIONS/SARS
                                                                  AT 12-31-00            AT 12-31-00
                                SHARES ACQUIRED    VALUE          EXERCISABLE/           EXERCISABLE/
NAME                              ON EXERCISE     REALIZED      UNEXERCISABLE(1)       UNEXERCISABLE(1)
----                            ---------------   --------   ----------------------  --------------------
Carl E. Jones, Jr.............      12,000        $90,114           177,155/102,804    $ 941,193/$747,125
Richard D. Horsley............           0              0           170,500/ 62,804    1,121,308/ 448,275
John I. Fleischauer, Jr. .....           0              0            33,804/ 60,000            0/ 448,225
Wilbur B. Hufham..............           0              0           205,976/ 62,804    1,595,410/ 448,275
Peter D. Miller...............           0              0            82,500/ 60,000       45,075/ 448,275

---------------

(1) None of the currently exercisable options were granted with tandem SARs.

LONG-TERM INCENTIVE PLAN AWARDS IN 2000

     No performance shares were awarded to Regions' named executive officers. Information concerning restricted stock awards during 2000 is included in the summary compensation table on page 9.

RETIREMENT PLANS

     The named executive officers are covered by the Regions Financial Corporation Retirement Plan, a qualified defined benefit retirement plan, as complimented by retirement compensation agreements pursuant to its supplemental executive retirement program.

     The following table shows estimated annual benefits payable at retirement, including both qualified plan benefits and supplemental benefits, based on combinations of final compensation and age at retirement.

                               PENSION PLAN TABLE

                                                            AGE AT RETIREMENT
                                     ---------------------------------------------------------------
           COMPENSATION                 55         60         62         63         64         65
           ------------              --------   --------   --------   --------   --------   --------
$125,000...........................  $ 50,000   $ 62,500   $ 67,500   $ 70,000   $ 72,500   $ 75,000
 150,000...........................    60,000     75,000     81,000     84,000     87,000     90,000
 175,000...........................    70,000     87,500     94,500     98,000    101,500    105,000
 200,000...........................    80,000    100,000    108,000    112,000    116,000    120,000
 250,000...........................   100,000    125,000    135,000    140,000    145,000    150,000
 300,000...........................   120,000    150,000    162,000    168,000    174,000    180,000
 350,000...........................   140,000    175,000    189,000    196,000    203,000    210,000
 400,000...........................   160,000    200,000    216,000    224,000    232,000    240,000
 450,000...........................   180,000    225,000    243,000    252,000    261,000    270,000
 500,000...........................   200,000    250,000    270,000    280,000    290,000    300,000
 550,000...........................   220,000    275,000    297,000    308,000    319,000    330,000
 600,000...........................   240,000    300,000    324,000    336,000    348,000    360,000
 650,000...........................   260,000    325,000    351,000    364,000    377,000    390,000
 700,000...........................   280,000    350,000    378,000    392,000    406,000    420,000
 750,000...........................   300,000    375,000    405,000    420,000    435,000    450,000

     In 2000, compensation covered by the plans for the five highest paid executive officers was as follows: Mr. Jones, $650,000; Mr. Horsley, $326,999; Mr. Fleischauer, $302,702; Mr. Hufham, $279,999; and Mr. Miller, $280,000.

     Benefits are based on average compensation (limited to base salary) over the three years prior to retirement, and are payable as a single life annuity for single participants and a joint and 50% survivor annuity for married participants. Other forms of payment are available on an actuarially equivalent basis. Amounts shown are subject to offset for Company-sponsored long-term disability payments and executive life insurance program cash values exceeding premiums paid. Benefits are not offset by Social Security benefits. Benefits will be reduced or eliminated if the participant terminates employment voluntarily before age 55.

EMPLOYMENT AGREEMENTS

     Regions is party to an employment agreement with John I. Fleischauer, Jr., Regional President, which became effective upon completion of the merger of First Commercial Corporation with Regions on July 31, 1998. The agreement has a term of three years. The agreement provided for a minimum annual salary and bonus on inception, and also provides that Mr. Fleischauer's base salary will be increased as of January 1 of each calendar year during the term of the agreement by an amount at least equal to the average percentage increase in annual base salary paid to the top three Regions executive officers (excluding Mr. Jones), calculated for each year on a compounded basis. The agreement entitles Mr. Fleischauer to participate fully in all executive incentive compensation and bonus programs of Regions (including stock option, performance share and restricted stock grants) in amounts and on a basis that are at least as favorable as other Regions senior executives holding comparable positions.

     Under the agreement, if Mr. Fleischauer voluntarily terminates his employment, he will be entitled to receive in a lump sum payment an amount equal to the base salary and bonus that would otherwise be payable to him during the remaining term of the agreement. Moreover, if Mr. Fleischauer resigns for "good reason" or his employment is terminated by Regions without "cause," both as defined in the agreement, he will be entitled to receive severance benefits consisting of (1) a lump sum cash payment equal to three times the sum of (A) his annual base salary at the rate in effect immediately prior to the date of termination and (B) his average bonus for the two fiscal years immediately preceding the fiscal year in which the termination date occurs, (2) group term life insurance, health insurance, accident and long-term disability insurance benefits substantially similar in all respects to those that he was receiving immediately prior to the termination date for a period of three years, and (3) an additional payment, if necessary and in the amount necessary to offset the effects of any excise tax imposed under section 4999 of the Internal Revenue Code.

     Regions has no other employment agreements with any of the named executive officers.

DIRECTORS' COMPENSATION

     In 2000, directors of Regions were paid an annual directors' fee retainer of $25,000, plus an additional annual retainer of $4,000 for each committee of the board on which a director serves (or $6,000 in the case of the credit committee), and an additional annual chairman's retainer of $2,000 for each committee chairman. Directors who are employees of the parent company receive no fees for parent company board membership or attendance at parent company board or board committee meetings.

     Non-employee directors of Regions are eligible to participate in Regions directors' deferred stock plan, under which a participating director may elect to defer receipt of the participant's directors' fee retainer, which is invested in Regions common stock and maintained in a rabbi trust. Regions contributes 25% of the amount contributed by each participating director. Receipt and taxability of benefits are deferred until the participant reaches age 65 or terminates as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee of the Regions board consisted in 2000 of Mr. Styslinger, Ms. Blair, and Mr. Wilson. In reaching compensation decisions concerning executive officers other than Mr. Jones, the chief executive officer, the committee took into account discussions with and recommendations by Mr. Jones and

Regions' senior personnel officer. There is no other involvement by Regions' executive personnel in the committee's deliberations. Mr. Jones did not participate in deliberations and decisions regarding his own compensation.

COMPENSATION COMMITTEE EXECUTIVE COMPENSATION REPORT

     Set forth below is the Executive Compensation Committee Report of the Compensation Committee.

                         EXECUTIVE COMPENSATION REPORT

     General. Under the direct control of the compensation committee of the Regions board, Regions has developed and installed compensation policies, plans, and procedures that seek to enhance the profitability of Regions. Stockholder value is aligned with the financial interests of Regions' senior managers as financial goals are set for each year. Regions recognizes the importance of annual and long-term incentive compensation plans to attract and retain corporate officers and other key employees who are accordingly motivated to perform to the best of their abilities. Both forms of incentive compensation are variable and accordingly reflect corporate, strategic business unit, and individual performance levels that encourage an explicit and continuing focus on increasing profitability and stockholder value.

     The committee's methodology and approach incorporate both qualitative and quantitative considerations, which are reflected in the committee's determinations concerning executive compensation and the specific components thereof. In particular, the total compensation of the executive officers of Regions can be divided into the categories of (i) annual base salary, (ii) annual incentive compensation, and (iii) long-term incentive compensation. In general, and as set forth in greater detail below, annual base salary is intended to be comparable with executive base compensation paid by other similar financial institutions; annual incentive compensation is intended to be tied quantitatively to the achievement by Regions of pre-determined, objective financial performance goals; and share-based grants for long-term incentive compensation are intended to reward the executive recipients with incremental value commensurate with long-term increases in value of Regions Common Stock. The compensation decisions of the committee relative to Regions' principal executive officers, including the five officers named above in the compensation tables, are described below as to each of the three categories.

     Base Salary. Annual base salaries are generally set at competitive levels with similar financial institutions. Specifically the committee considers peer group comparisons from survey data for other financial companies, recommendations from an independent compensation consultant, and individual performance assessments. For executives other than the chief executive officer, the committee also considers the chief executive officer's recommendations. While these factors are fully considered and discussed by the committee, the committee members are not required to express or record the weight they assign to any particular factor. In each instance the committee members reach a consensus and the committee sets a base salary level for each executive.

     In evaluating and establishing the base salaries of the executive officers, the committee, in conjunction with its independent compensation consultant, surveys the base salaries of the corresponding officers of other bank holding companies in a survey group consisting of 18 companies closest to Regions in asset size and deposit size, and also including the two other largest bank holding companies headquartered in Alabama. The committee attempts to establish the base salaries of the named executive officers to be commensurate with the base salaries of the corresponding executive officers of the companies in the survey group, based on the most recent information available. Based on year end 1999 information, the information most recently available, the actual base salaries of Regions named executive officers group was slightly below amounts indicated by the survey comparison.

     It should be noted that the survey comparison group is not the same as the group of companies which make up the NASDAQ Banks Index presented in the Comparison of Five-year Cumulative Total Return graph included in this Proxy Statement. The committee believes the use of a smaller survey group tailored by asset and deposit size is more valid for salary evaluation purposes, even though not all the survey companies are included in the indices, and even though numerous companies included in the indices are not included in the survey group.

     Based on the survey comparison, advice of an independent compensation consultant, recommendations from the chief executive officer, and an inherently subjective assessment of the comparative contributions of the executive personnel to Regions' continued financial and operating success, the 2000 base salaries for the other named officers were determined by the committee.

     Annual Incentive Compensation. In the first quarter of 2000, the compensation committee approved Regions' 2000 annual performance goals, as prepared by Regions' comptroller, and as used for the purpose of determining potential annual incentive compensation for the executive officers. The performance goals were quantitative in nature, resulting in an incentive plan formula that was weighted towards their overall importance in attaining Regions' annual profit plan, and focused on the accomplishment of financial objectives, before certain nonrecurring items, in the areas of: Net Income Per Share (fully diluted), Return on Equity, Overhead Growth; and Core Deposit Growth. Regions exceeded threshold levels in three company-wide performance goals. Regions exceeded target performance in all regional business unit goals. Based on the various levels of goal achievement, the chief executive and the other named officers received cash incentive awards as a formula driven percentage of 2000 base salary levels.

     Long Term Incentive Compensation. During 1999, the compensation committee evaluated the merits of granting the chief executive officer, the named officers and other key employees, further awards under Regions' 1991 Long-Term Incentive Plan and 1999 Long Term Incentive Plan. These plans provide the flexibility to grant long-term incentives in a variety of forms, including stock options, performance shares and restricted stock. With respect to stock-based compensation, the compensation committee placed relatively more reliance on the advice of Regions' independent consultant than in the cases of base salary and non stock-based compensation. As intended with the establishment of the 1991 and 1999 plans, the committee believes that it is highly desirable to increase management's equity ownership interest in Regions. The committee further believes that its incentive awards under the 1991 and 1999 plans successfully focused and committed Regions' management on building profitability and stockholder value. The primary purpose of LTIP awards is to encourage management members to take long-term steps to achieve and sustain Earnings Per Share and Return on Equity objectives. Accordingly, the committee further awarded LTIP grants during 2000.

     In establishing the LTIP awards for the named officers, senior management and other key employees, the committee reviewed with the chief executive officer the recommended individual awards, considering the scope of accountability, financial goals, and anticipated performance requirements and contributions expected of the participants. The committee also took into account the number and size of LTIP awards and stock options already held by executive officers considered for additional awards.

     Compensation of Chief Executive Officer. In deliberating the compensation of the Chief Executive Officer, the committee adheres to the same basic methodology and approach applied to executive compensation generally. Accordingly, the base salary determination reflects the peer group survey comparison described above, the annual incentive compensation is based on an objective formula and tied to Regions' achievement of pre-determined, quantitative financial goals, and the realization of long-term incentive compensation, by its nature, is aligned with the realization of long-term stockholder value.

     In addition, the committee, in deliberating the chief executive officer's compensation, takes into account other factors. The committee also took note of the fact that Mr. Jones had completed two full years in his new position as chief executive officer and had successfully made the transition to that position. The committee set Mr. Jones' base salary for 1999 at a level it concluded would be appropriate in light of the circumstances the committee considered, while recognizing that his base salary would remain in the low end of the range of salaries of chief executives of comparable bank holding companies.

     LTIP awards for Mr. Jones were set separately and independently of his participation, based on ownership and total compensation objectives that reflected data from selected peer companies, his total compensation, and the committee's desire to set appropriate long-term performance objectives commensurate with Mr. Jones promotion to chief executive officer.

     Summary. The compensation committee of the board of directors remains dedicated to ensuring that Regions' overall compensation program for its executive officers, senior management and other key employees is properly designed to:

     - Attract, motivate, and retain outstanding contributors;

     - Maintain a base salary structure that is competitive in Regions' marketplace;

     - Link annual incentive awards with specific performance targets that yield superior results; and

     - Provide long-term incentive awards that couple management ownership with stockholder value.

     Section 162(m) of the Code imposes certain limitations on the deductibility by Regions for federal income tax purposes of compensation amounts paid to highly paid executives. The committee is aware of the potential effects of
Section 162(m) of the Code. The committee has concluded that ensuring deductibility under Section 162(m) is not as important as structuring incentive compensation based on methodology and factors it deems appropriate. The committee has chosen not to distort its methodology and application of the factors it believes pertinent so as to ensure that all executive compensation is deductible under Section 162(m). While the committee intends that Regions' compensation plans will meet, to the extent practical, the prerequisites for deductibility under Section 162(m), if it develops that a portion of the compensation of one or more executive officers is not deductible under Section 162(m), then the committee expects that Regions would honor its obligations to the executive officers under the compensation arrangements approved by the committee.

     The compensation committee will continue to review and evaluate compensation programs at least annually. When and where appropriate, the committee will consult with independent compensation consultants, legal advisors, and Regions' public accounting firm with respect to the proper design of the program toward achieving Regions' objectives as set forth by the chief executive officer and the Regions board.

     This report furnished by:
          Lee J. Styslinger, Jr., Chairman
          Sheila S. Blair
          C. Kemmons Wilson, Jr.

                 AMENDMENT TO THE 1999 LONG TERM INCENTIVE PLAN

     The personnel committee of the board of directors has adopted an amendment to the 1999 Long Term Incentive Plan, subject to the approval of the stockholders. The amendment increases the number of shares of the Company which are subject to and available for distribution under the 1999 Long Term Incentive Plan. In the absence of stockholder approval the proposed amendment will not take effect.

     The proposed amendment will increase from 10,000,000 to 25,000,000 the total number of shares of common stock reserved and available for distribution under the 1999 Long Term Incentive Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Of the total amount, no more than 2,500,000 shares may be granted as restricted stock awards. The proposed amendment also provides that any performance objectives established with respect to the chief executive officer, the executive financial officer, and the regional presidents must be objective within the meaning of Section 162(m) of the Internal Revenue Code, and imposes limitations, consistent with the requirements of Section 162(m), on the discretion of the Committee to alter performance objectives established for those individuals.

     The 1999 Long Term Incentive Plan provides generally for the granting of incentive stock options, non-qualified stock options, stock appreciation rights and shares of stock designated as restricted stock or performance shares, to officers and key employees of the Company. The incentive plan was approved by the stockholders and put into operation in 1999. It is intended to be used over a period of years to assist the Company in attracting, retaining, motivating and rewarding employees who make a significant contribution to the Company's long term success, and to encourage employees to acquire and maintain an equity interest in the Company.

     The 1999 Long Term Incentive Plan is administered and interpreted by the Committee, which is composed of disinterested persons, that is, persons who are not employees and who are not eligible to receive benefits under the Plan. The board of directors may, without further approval of the stockholders, suspend, terminate or amend the 1999 Long Term Incentive Plan. However, no such action may be taken without stockholder approval which would materially increase the total number of shares of common stock which may be issued under the Plan, and no action may be taken without a recipient's consent which would reduce or impair any rights or obligations under any then outstanding award under the Plan.

     The 1999 Long Term Incentive Plan authorizes the granting of incentive stock options and non-qualified stock options to purchase shares of common stock of the Company. The closing market price of the common stock of the Company as reporting by the Nasdaq National Market was $28.88 per share on April 6, 2001.

     No stock options may be granted under the 1999 Long Term Incentive Plan after March 17, 2009. The option price per share of incentive stock options shall not be less than the fair market value of the common stock at the date of the grant. The option price per share of non-qualified options may in the discretion of the Committee be less than the fair market value of the common stock on the date of the grant. Options may be exercised by payment in cash, or in the discretion of the Committee, by delivery of shares having a market value equal to the option price for or in any combination of cash and shares. An option may be exercised only subject to such terms as the Committee may impose at the time the option is granted. In general, an option must terminate not later than ten years after the date of the grant. The aggregate fair market value, determined as of the time an incentive stock option is granted, of the common stock with respect to which incentive stock option are exercised for the first time by an individual during any calendar year, under the 1999 Long Term Incentive Plan and other stock option plans of the Company, may not exceed $100,000.

     Stock appreciation rights may be granted under the 1999 Long Term Incentive Plan in connection with all or any part of incentive stock options or non-qualified options, or independent of stock options. Stock appreciation rights permit the recipient to receive from the Company an amount determinable in relation to any increase in fair market value of the Company's common stock. The amount awardable upon exercise of a stock appreciation right for each share covered by the exercise is equal to the difference between the exercise price and the fair market value of share on the date of exercise. In the discretion of the committee stock appreciation rights may be granted in tandem with stock options or independent of stock options. The committee has the discretion to establish the terms of a stock appreciation right award at the time of grant, including the method of exercise, method of settlement, form of consideration payable in settlement, and any other terms and conditions of the award. Any stock appreciation right award and the terms and conditions thereof must be evidenced by an award agreement between Regions and the recipient. The aggregate amount due on exercise of a stock appreciation right may be paid wholly or partly in cash or in common stock, in the discretion of the Committee.

     The Company understands the federal income tax consequences of stock options under the 1999 Long Term Incentive Plan, under existing federal income tax laws and regulations to be as follows:

          Holders of incentive stock options will not recognize taxable income as a result of the exercise of such options (except to the extent of taxes imposed under the alternative minimum tax), and will not recognize taxable income upon the grant of such options. The amount by which the fair market value of the stock at the time of the exercise exceeds the option price is treated as a preference item subject to the alternative minimum tax.

          The tax consequences upon disposition of stock acquired by exercise of an incentive stock option depends upon when the disposition occurs. If the optionee holds the stock received through exercise of an incentive stock option for at least two years after the date the option was granted and for at least one year after the stock was transferred to him, then any gain or loss recognized on the disposition of the stock will be long term capital gain or loss equal to the difference between the amount realized upon sale and the option price. The Company will not be entitled to any tax deduction in connection with the grant or exercise of incentive stock options provided that the stock acquired through exercise of the option is not disposed of within the two year or one year periods described above. However, if stock acquired through exercise of an incentive stock option is disposed of within the two year or one year periods described above, then the excess, if any, of the fair market value of such stock over the option price will be treated as compensation income to the optionee in the year in which such disposition occurred, and the Company will be entitled to a like income tax deduction in that year.

          The holder of a non-qualified option, upon exercise, must include as ordinary income subject to federal taxation an amount equal to the excess of the fair market value of the stock acquired at date of exercise over the option price.

          The recipient of stock appreciation rights will not be subject to federal income tax at the time of receipt. However, stock or cash delivered pursuant to the exercise of such rights will be treated as taxable income to the employee in the year of receipt.

     A restricted stock award under the 1999 Long Term Incentive Plan consists generally of a grant or sale of the Company's common stock to the recipient subject to conditions determined by the Committee. The terms determinable by the Committee in each restricted stock award include the number of shares, the price, if any, to be paid by the recipient, the time within which the award may be subject to forfeiture, the nature of the restrictions, including performance criteria if any, and the circumstances upon which restrictions will lapse. The recipient of restricted stock may not sell or transfer such shares during the restriction period, and the certificates representing such shares remain in the custody of the Company until the conditions of restriction are satisfied. Upon lapse or removal of the restrictions, the recipient will receive a stock certificate and will have unrestricted ownership of the covered shares.

     The 1999 Plan also provides for the grant of awards in the form of performance units. The Committee selects recipients of performance unit awards and establishes performance objectives, the performance period, and the amount and form of the award. The performance objectives may relate to the specific performance of the recipient, or the performance of the region, subsidiary, unit bank, department or function within which the recipient is employed. Performance objectives are intended to enhance the long term financial condition of the Company. If at the end of the performance period the performance objectives have been satisfied, the recipient will have earned the award. If the specific performance objectives are exceeded, the Committee in its discretion may award a multiple of the target award, and if the performance objectives are satisfied in part, the Committee in its discretion may grant the recipient a portion of the performance award. The performance period will generally be not less than one year and shall not exceed five years.

     The 1999 Long Term Incentive Plan provides for the grant of awards in the form of dividend equivalents. Generally, a dividend equivalent entitles the recipient to receive an amount equivalent to the cash dividends declared on Regions common stock over a specified period. The committee has the discretion to set the terms and conditions of a dividend equivalent award at the time of grant, including the number of shares referable to the award, the time period, the form of consideration in which an award is to be settled, and the method of settlement.

     The 1999 Plan also grants to the committee discretion to make stock-based awards in other forms and to establish the terms and conditions of the award at the time of grant. In general, any other form of stock-based award under the 1999 Plan will be payable in, valued in whole or in part by reference to, or be otherwise based on or related to common stock of the Company. Any such award must be determined by the committee to be consistent with the purposes of the 1999 Plan.

     With respect to any or all awards under the 1999 Plan, the committee may accelerate the award, meaning that the committee may determine that outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding awards shall lapse. Such acceleration is automatic without any action by the committee upon the occurrence of a change in control of Regions (as defined in the 1999 Plan to exclude certain merger-of-equals transactions), unless in the opinion of Regions' accountants acceleration would preclude pooling-of-interests accounting treatment. In exercising its discretion to accelerate awards under the plan, the committee may distinguish among recipients and among awards.

     If an award is accelerated by virtue of a change in control, the committee may, in its sole discretion, provide that the award will expire after a designated period of time after such acceleration to the extent not then exercised, that the award will be settled in cash rather than stock, that the award will be assumed by another party to the transaction giving rise to the acceleration, or any combination of the foregoing.

     In addition to the 1999 Plan, Regions has previously adopted other incentive based compensation plans, including the 1983 Stock Option Plan, the 1988 Stock Option Plan, and the 1991 Long Term Incentive Plan. The 1999 Plan is similar in scope and operation to the 1991 Long Term Incentive Plan. No further awards can be made under the 1983 plan, the 1988 plan, and the 1991 plan.

     The board of directors recommends a vote "FOR" approval of the amendment to the 1999 Long Term Incentive Plan under "Item 2" on the proxy card. The affirmative vote of the holders of a majority of the outstanding shares of the Company is required for approval of the amendment to the 1999 Long Term Incentive Plan.

PLAN BENEFITS

     The following table sets forth certain information for the calendar year 2000 concerning the awards granted under the 1999 Long Term Incentive Plan to the five executive officers named under the summary compensation table above, the executive officers of the Company as a group, and other participating officers and employees as a group.

                                 PLAN BENEFITS

                                                                LONG-TERM INCENTIVE
                                                                       PLAN
                                                              -----------------------
                                                                DOLLAR       NUMBER
NAME AND POSITION                                             AMOUNT ($)    OF UNITS
-----------------                                             ----------    ---------
Carl E. Jones, Jr.
  President and Chief Executive Officer.....................    383,202(1)    100,000(2)
                                                                               35,000(3)
Richard D. Horsley
  Vice Chairman and Executive Financial Officer.............    230,195(1)     60,000(2)
                                                                               15,000(3)
John I. Fleischauer, Jr.
  Regional President........................................    230,195(1)     60,000(2)
                                                                               15,000(3)
Wilbur B. Hufham
  Regional President........................................    230,195(1)     60,000(2)
                                                                               15,000(3)
Peter D. Miller
  Regional President........................................    230,195(1)     60,000(2)
                                                                               15,000(3)

Executive Officers as a Group (10 persons)..................  1,972,308(1)    515,000(2)
                                                                              138,500(3)

Other Officers and Employees as a Group (299 persons).......  6,750,369(1)  1,762,625(2)
                                                                              117,542(3)

---------------

(1) Represents the estimated value at the date of grant of stock options awarded in 2000, using the Black Scholes option pricing model and the assumptions identified on page 10 above in note (1) to the stock option grant table.
(2) Represents the number of shares of Regions' common stock underlying stock options granted in 2000.
(3) Represents the number of restricted shares awarded in 2000. It is not practical to estimate the 2000 dollar value of such awards.

FINANCIAL PERFORMANCE

     Set forth below is a graph comparing the yearly percentage change in the cumulative total return of Regions' common stock against the cumulative total return of the S & P 500 Index and the NASDAQ Banks Index for the past five years. This presentation assumes that the value of the investment in Regions' common stock and in each index was $100 and that all dividends were reinvested.

                                                         REGIONS                  S&P 500 INDEX             NASDAQ BANK INDEX
                                                         -------                  -------------             -----------------
12/31/95                                                 100.00                      100.00                      100.00
12/31/96                                                 123.70                      123.20                      132.00
12/31/97                                                 206.10                      164.40                      221.10
12/31/98                                                 201.70                      212.10                      219.06
12/31/99                                                 129.60                      256.80                      211.10
12/31/00                                                 147.60                      233.90                      241.10

OTHER TRANSACTIONS

     Directors and officers of Regions and their associates were customers of, and had transactions with, the affiliate banks in the ordinary course of business during 2000; additional transactions may be expected to take place in the ordinary course of business. Included in such transactions are outstanding loans and commitments from the affiliate banks, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Regions retained during 2000 and prior years and proposes to retain in the future on behalf of the Company or certain of its subsidiaries the law firms Lange, Simpson, Robinson, & Somerville LLP, of which director Henry E. Simpson is a partner. During 2000, the Company or its subsidiaries paid legal fees of $2,214,848 to the firm of Lange, Simpson, Robinson & Somerville LLP.

                              INDEPENDENT AUDITORS

     The audit committee has selected the accounting firm of Ernst & Young LLP to serve as the principal auditors for the Company for the current year. The firm of Ernst & Young LLP also served as Regions' principal auditor during 2000. A representative of the firm will be present at the stockholders' meeting to make a statement if he or she so desires and to respond to appropriate questions from stockholders.

                           PROPOSALS OF STOCKHOLDERS

     Proposals by stockholders intended to be presented at Regions 2002 annual meeting of stockholders must be received by Regions not later than December 11, 2001, for consideration for possible inclusion in the proxy statement relating to that meeting.

                                 OTHER BUSINESS

     Regions does not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein. If any other matters properly come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the recommendations of the board of directors.

                                          By Order of the Board of Directors

                                          /s/ Samuel E. Upchurch, Jr.

                                          Samuel E. Upchurch, Jr.
                                          Corporate Secretary

Dated April 10, 2001

                                                                      APPENDIX A

                         REGIONS FINANCIAL CORPORATION
                            AUDIT COMMITTEE CHARTER

     The Audit Committee shall serve as a committee of the Regions Financial Corporation Board of Directors. The Audit Committee shall be composed of at least three directors who are independent of the management of the company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. Should any member not meet the independence requirements as defined by the Securities and Exchange Commission, that fact will be fully disclosed in accordance with SEC rules. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

     The Audit Committee has a major responsibility to provide assistance to the directors in fulfilling their responsibility for the quality and integrity of the financial reports of the company. In so doing, the Audit Committee will be responsible for maintaining free and open communication between directors, the outside auditing firm, internal auditing department and management of the company.

     To the extent necessary to fulfill its responsibility, the committee will also communicate with the company's legal department, financial reporting department, security department, loan review department, and others as it deems necessary.

     In carrying out its responsibilities, the Audit Committee's policies and procedures should remain flexible, in order for the committee to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

     In order to fulfill its primary responsibilities, the committee shall meet as often as deemed necessary but not less than quarterly to ensure accomplishment of the annual agenda, which will include the following components:

     - Securing the approval of the full Board of Directors of this charter and reviewing/reassessing the charter as conditions dictate.

     - Recommending to the Board of Directors the appointment of the independent auditing firm for the ensuing year.

     - Establishing a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the stockholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

     - Reviewing and concurring with management's appointment, termination, or replacement of the Director of Internal Audit.

     - Receiving prior to each meeting a summary of findings from completed internal audits and a report of significant deviations from the approved audit plan.

     - Meeting with the independent auditors and financial management of the Company to review the scope of the proposed audit, the procedures to be utilized, and the adequacy of the independent auditor's compensation, conducting timely quarterly reviews for the current year, and at the conclusion of the audit or quarterly review, evaluating the audit or quarterly report, including any comments or recommendations of the independent auditors.

     - Reviewing with the independent auditors the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and eliciting any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

     - Reviewing reports received from regulators and other agencies pertaining to matters that may have a material effect on the financial statements or related company compliance policies.

     - Reviewing the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     - Inquiring of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks or exposures to the Company.

     - Reviewing the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of quarterly operation results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the interim financial statements, and discussing any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

     - Reviewing with management and the independent auditors the audited financial statements to be included in the Company's annual report to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. The chair of the committee may represent the entire committee for purposes of this review.

     - Reviewing with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discussing any other matters required to be communicated to the committee by the auditors.

     - Reviewing with the financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

     - Providing sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present, for discussion of the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

     - Reporting the results of the annual audit to the Board of Directors, and if requested by the board, inviting the independent auditors to attend a meeting of the entire Board of Directors to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

     - On an annual basis, obtaining from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and, in addition, reviewing with the independent auditors the nature and scope of any disclosed relationships or professional services and taking, or recommending that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

     - Reviewing the report of the Audit Committee to be included in the Annual Report to stockholders, the annual report on Form 10-K, or the proxy statement for the Company's annual meeting of stockholders, disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements.

     - Submitting the minutes of all meetings of the Audit Committee to, or reviewing the matters discussed at each meeting with, the Board of Directors.

     - Investigating any matter brought to its attention with the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, deemed appropriate.

     - Reviewing the Company's disclosure in the proxy statement for its annual meeting of stockholders that describes that the Committee has satisfied its responsibilities under this charter for the prior year, and in addition, including a copy of this Charter in the Annual Report to stockholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

                      APPENDIX TO AUDIT COMMITTEE CHARTER

DEFINITIONS

     "Independent director" means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     - a director who is employed by the company or any of its affiliates for the current year or any of the past three years;

     - a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     - a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, and any who resides in such person's home;

     - a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the company made or from which the company received, payments (other than those arising solely from investments in the company's securities) that exceed 5% of the company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

     - a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

FINANCIAL LITERACY AND EXPERTISE

     The Nasdaq listing requirements that take effect in 2002 require that audit committees of listed companies have at least three directors, all of whom have a minimum level of financial literacy (generally described as the ability to read and understand financial statements), and that one audit committee member have more significant accounting or financial expertise (which could be indicated by professional certification, past experience in accounting or finance, or past experience as an executive with financial oversight responsibilities (e.g., chief executive officer).

                                                                      APPENDIX B

                         REGIONS FINANCIAL CORPORATION
                         1999 LONG-TERM INCENTIVE PLAN
                     [PROPOSED AMENDMENT INDICATED IN BOLD]

                                   ARTICLE 1

                                    PURPOSE

     1.1. General. The purpose of the Regions Financial Corporation 1999 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Regions Financial Corporation (the "Company"), by linking the personal interests of its employees, officers and directors to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors.

                                   ARTICLE 2

                                 EFFECTIVE DATE

     2.1. Effective Date. The Plan shall be effective as of the date upon which it shall be approved by the Board (the "Effective Date"). However, the Plan shall be submitted to the stockholders of the Company for approval within 12 months of the Board's approval thereof. No Incentive Stock Options granted under the Plan may be exercised prior to approval of the Plan by the stockholders and if the stockholders fail to approve the Plan within 12 months of the Board's approval thereof, any Incentive Stock Options previously granted hereunder shall be automatically converted to Non-Qualified Stock Options without any further act. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m). Any such Awards shall be contingent upon the stockholders having approved the Plan.

                                   ARTICLE 3

                                  DEFINITIONS

     3.1. Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

          (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Change in Control" means and includes each of the following:

             (i) an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for the purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") immediately after which such Person has beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company's then-outstanding Voting Securities; provided, however, in determining whether or not a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would constitute a Change in Control. A "Non-Control Acquisition" shall mean (A) an acquisition by (A) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, (B) by the Company or (C) any Person in connection with a Non-Control Transaction (as hereinafter defined).

             (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

             (iii) The consummation of:

                (A) A merger, consolidation or reorganization with or into the Company in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction". A "Non-Control Transaction" is a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

                    (I) the stockholders of the Company immediately before such merger, consolidation, or reorganization, own, directly or indirectly, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting form such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                    (II) the individuals who were members of the Board
               immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation or a corporation owning directly or indirectly fifty-one percent (51%) or more of the Voting Securities of the Surviving Corporation, and

                    (III) no person other than (i) the Company, (ii) any
               subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such merger, consolidation, or reorganization by the Company owns fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then-outstanding voting securities;

                (B) A complete liquidation or dissolution of the Company; or

                (C) The sale or other disposition of all or substantially all of the assets of the Company to any Person.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) and after such acquisition of Voting Securities by the Company, the Subject

     Person becomes the Beneficial Owner of any additional Voting Securities, then a Change in Control shall occur.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee" means the committee of the Board described in Article
     4.

          (g) "Company" means Regions Financial Corporation, a Delaware corporation.

          (h) "Covered Employee" means a covered employee as defined in Code
     Section 162(m)(3) or the regulations thereunder.

          (i) "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

          (j) "Dividend Equivalent" means a right granted to a Participant under
     Article 11.

          (k) "Effective Date" has the meaning assigned such term in Section
     2.1.

          (l) "Fair Market Value" means, as of any given date, the average of the highest and lowest reported sale prices of the Stock (or if no transactions were reported on such date on the next preceding date on which transactions were reported) in the principal market in which such Stock is traded on such date.

          (m) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (n) "Merger of Equals" means any Change of Control transaction approved by the Incumbent Board and specifically designated by the Incumbent Board as a Merger of Equals.

          (o) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

          (p) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          (q) "Other Stock-Based Award" means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

          (r) "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

          (s) "Participant" means a person who, as an employee, officer or director of the Company or any Subsidiary, has been granted an Award under the Plan.

          (t) "Performance Unit" means a right granted to a Participant under
     Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (u) "Plan" means the Regions Financial Corporation 1999 Long-Term Incentive Plan, as amended from time to time.

          (v) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

          (w) "Stock" means the $.625 par value Common Stock of the Company, and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

          (x) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

          (y) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. For Incentive Stock Options, the term shall have the meaning set forth in Code Section 424(f).

          (z) "1933 Act" means the Securities Act of 1933, as amended from time to time.

          (aa) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                   ARTICLE 4

                                 ADMINISTRATION

     4.1. Committee. The Plan shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Company, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

     4.2. Action by the Committee. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

     4.3. Authority of Committee. The Committee has the exclusive power, authority and discretion to:

          (a) Designate Participants;

          (b) Determine the type or types of Awards to be granted to each Participant;

          (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

          (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (h) Decide all other matters that must be determined in connection with an Award;

          (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

          (k) Amend the Plan or any Award Agreement as provided herein.

     4.4. Decisions Binding. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                   ARTICLE 5

                           SHARES SUBJECT TO THE PLAN

     5.1. Number of Shares. Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be TWENTY-FIVE MILLION (25,000,000) shares. Not more than 10% of the total authorized shares may be granted as Awards of Restricted Stock or unrestricted Stock Awards.

     5.2. Lapsed Awards. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

     5.3. Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4. Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 14.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Covered Employee shall be 150,000. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by a Covered Employee (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $4,000,000.

                                   ARTICLE 6

                                  ELIGIBILITY

     6.1. General. Awards may be granted only to individuals who are employees, officers or directors of the Company or a Parent or Subsidiary.

                                   ARTICLE 7

                                 STOCK OPTIONS

     7.1. General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of the grant.

          (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

          (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided that if shares of Stock surrendered in payment of the exercise price were themselves acquired otherwise than on the open market, such shares shall have been held by the Participant for at least six months.

          (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

     7.2. Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

          (a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

          (b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

          (c) Lapse of Option. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

             (1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

             (2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

             (3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Company for cause or by the Participant without the consent of the Company, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

             (4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.

             (5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with Section 13.6.

          Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant's termination of employment.

          (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

          (e) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

          (f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

          (g) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

          (h) Directors. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Company or Parent or Subsidiary but only in that individual's position as an employee and not as a director.

                                   ARTICLE 8

                           STOCK APPRECIATION RIGHTS

     8.1. Grant of SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

          (a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

             (1) The Fair Market Value of one share of Stock on the date of exercise; over

             (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

          (b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                                   ARTICLE 9

                               PERFORMANCE UNITS

     9.1. Grant of Performance Units. The Committee is authorized to grant Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Units granted to each Participant. All Awards of Performance Units shall be evidenced by an Award Agreement.

     9.2. Right to Payment. A grant of Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Units that will be paid to the Participant.

     9.3. Other Terms. Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

                                   ARTICLE 10

                            RESTRICTED STOCK AWARDS

     10.1. Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

     10.2. Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     10.3. Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     10.4. Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                   ARTICLE 11

                              DIVIDEND EQUIVALENTS

     11.1. Grant of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                                   ARTICLE 12

                            OTHER STOCK-BASED AWARDS

     12.1. Grant of Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

                                   ARTICLE 13

                        PROVISIONS APPLICABLE TO AWARDS

     13.1. Stand-Alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     13.2. Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 14.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange.

     13.3. Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

     13.4. Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     13.5. Limits on Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and
(iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards.

     13.6. Beneficiaries. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     13.7. Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

     13.8. Acceleration Upon a Change in Control. Except as otherwise provided in the Award Agreement, upon the occurrence of a Change in Control which is not a Merger of Equals, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse; provided, however that such acceleration will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in
Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     13.9. Acceleration Upon Certain Events Not Constituting a Change in Control. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control (as defined in Section 3.1) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     13.10. Acceleration for Any Other Reason. Regardless of whether an event has occurred as described in Section 13.8 or 13.9 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.10.

     13.11. Effect of Acceleration.  If an Award is accelerated under Section
13.8 or 13.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

     13.12. Performance Goals. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company's total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specified performance period, (c) the Company's stock price, (d) the achievement by an individual, the Company, or a business unit of the Company, Parent or Subsidiary of a specified target, or target growth in, revenues, net income or earnings per share or decrease in expense, (e) the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, customer satisfaction, meeting budgets and/or retention of employees or (f) any combination of the goals set forth in (a) through (e) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder) and the Committee may for any reason reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

     13.13. Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Company, or transfers from one Parent or Subsidiary to another Parent or Subsidiary.

                                   ARTICLE 14

                          CHANGES IN CAPITAL STRUCTURE

     14.1. General. In the event a stock dividend is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award, or, subject to Section 15.2, there shall be made such other equitable adjustment as the Committee shall approve.

                                   ARTICLE 15

                    AMENDMENT, MODIFICATION AND TERMINATION

     15.1. Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

     15.2. Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 16

                               GENERAL PROVISIONS

     16.1. No Rights to Awards. No Participant or eligible participant shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.

     16.2. No Stockholder Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

     16.3. Withholding. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

     16.4. No Right to Continued Service. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant's employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Company or any Parent or Subsidiary.

     16.5. Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

     16.6. Indemnification. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     16.7. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.

     16.8. Expenses. The expenses of administering the Plan shall be borne by the Company and its Parents or Subsidiaries.

     16.9. Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     16.10. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     16.11. Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

     16.12. Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock paid under the Plan. The shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     16.13. Governing Law. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

     16.14. Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

                         REGIONS FINANCIAL CORPORATION
                                 P.O. Box 10247
                         Birmingham, Alabama 35202-0247

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Carl E. Jones, Jr., Richard D. Horsley, and Samuel E. Upchurch, Jr., and each or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all the shares of common stock of Regions Financial Corporation ("Regions") held of record by the undersigned on April 4, 2001, at the Annual Meeting of stockholders to be held May 16, 2001, or any adjournment thereof. This card also constitutes voting instructions for all shares beneficially owned and votable, if any, by the undersigned as a participant in the Regions Financial Corporation Dividend Reinvestment Plan, 401(K) Plan (including the Employee Stock Ownership Plan) and/or Directors Stock Investment Plan and held of record by the administrators and trustees of such Plans. IF NO DIRECTION IS MADE AS TO THE MANNER OF VOTING, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

         Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of Regions at the meeting of the stockholder's decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to Regions for receipt prior to the Annual Meeting.


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

    Please mark your
[X] votes as in this
    example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

                 FOR   WITHHELD                                                                                FOR  AGAINST  ABSTAIN
1. Election of   [ ]   [ ]          To elect the four nominees for     2. To approve an amendment to Regions   [ ]   [ ]     [ ]
   Directors                        director of Regions listed below:     1999 Long Term Incentive Plan.

For, except vote withheld           (1) Carl E. Jones, Jr.,            3. In their discretion on such other business as may properly
from the following                  (2) Michael W. Murphy,                come before the meeting or any adjournments thereof.
nominee(s):                         (3) Henry E. Simpson and
                                    (4) John H. Watson
-----------------------------------

                                   Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder must sign.

                                   Please complete, date, sign and mail this proxy promptly in the enclosed postage-prepaid envelope.


                                   ---------------------------------------------

                                                                            2001
                                   ---------------------------------------------
                                   SIGNATURE(S)                     DATE



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